EXHIBIT 31.1
CERTIFICATION
I, Christopher J. Reading, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of U.S. Physical Therapy Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2020
/s/ Christopher J. Reading
Christopher J. Reading
President and Chief Executive Officer (principal executive officer)